Exhibit 99.1

August 22, 2012
FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL
REPORTS JULY 2012 OPERATING DATA

ST. PETERSBURG, Fla. - In an effort to provide timely information to enable analysts and investors to stay better informed about the general trends in our major business segments, we are releasing selected operating statistics. Due to the limited nature of this data, a consistent correlation to earnings should not be assumed.
“Although the S&P 500 index was up over 1.2 percent for the month of July, overall trading volumes in both the equity and fixed income markets were weak,” said CEO Paul Reilly.

The Private Client Group continues to perform reasonably well.  Assets under administration grew one percent during the month to a record $379 billion; however, securities commissions and fees were down slightly from the preceding month in this segment as transaction volumes declined.

July was another difficult month for the Capital Markets segment.  Institutional fixed income commissions declined from June's level and investment banking activity was down in both corporate finance and public finance.  August shows an improvement in fixed income volumes and public finance activity, but the Equity Capital Markets segment remains challenged.

Asset Management was steady as assets under management were flat with last month at $41 billion.  Bank loans grew one percent during the month as Raymond James Bank continued its solid performance.

The Morgan Keegan integration remains on track and we are pleased with our progress to date.  Our ultimate profit performance will depend on our successful completion of the integration and a return to a more positive investment climate.  Investors appear to be in a “wait and see” position given the uncertainties in the U.S. and global economies and the upcoming U.S. elections.

About Raymond James Financial, Inc.
Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its four principal wholly owned broker/dealers, Raymond James & Associates, Inc., member New York Stock Exchange/SIPC; Raymond James Financial Services, Inc., member FINRA/SIPC; Morgan Keegan & Co., Inc., member FINRA/SIPC (branded as Raymond James | Morgan Keegan) and Raymond James Ltd., member Investment Industry Regulatory Organization of Canada/CIPF, have over 6,000 financial advisors serving 2 million accounts in over 2,500 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $375 billion, of which approximately $40 billion are managed by the firm’s asset management subsidiaries.

Forward Looking Statements
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements, due to a number of factors, which include, but are not limited to, the integration of Raymond James' and Morgan Keegan's businesses including the diversion of management time on integration issues, or realizing the projected benefits of the acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James' 2011 Annual Report on Form 10-K and the quarterly report on Form 10-Q for the quarters ended December 31, 2011, March 31, 2012 and June 30, 2012, which are available on RAYMONDJAMES.COM and SEC.GOV. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.
For more information, contact Steve Hollister at 727-567-2824.
Please visit the Raymond James Press Center at raymondjames.com/media.

Raymond James Financial, Inc.
Operating Data

	July 31, 2012		June 30, 2012		July 31, 2011
	(21 business days)		(21 business days)		(20 business days)

Total securities commissions and fees (1)	$231.4	mil.	$239.2	mil.	$179.9	mil.

Client assets under administration (2)	$379	bil.	$376	bil.	$271	bil.

Financial assets under management (3)	$41	bil.	$41	bil.	$36	bil.

Raymond James Bank total loans, net	$7.9	bil.	$7.8	bil.	$6.3	bil.

(1) Includes all securities commissions and fees generated by our financial advisors, both private client and institutional.
(2) Includes institutional assets of approximately $22 billion for July 2012, $20 billion for June 2012, and $2.5 billion for July 2011.
(3) This is the primary revenue driver for the asset management segment. Investment advisory fees are based on a percentage of assets at either a single point in time within the quarter, typically the beginning or end of a quarter, or the “average daily” balances of assets under management.